Exhibit 107

Calculation of Filing Fee Tables

FORM 424(b)(5)

(Form Type)

Arrowhead Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, par value $0.001 per share	Rule 457(r)	15,790,000	$28.50	$450,015,000	0.0001476	$66,422.22

Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$450,015,000		$66,422.22
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$66,422.22

(1)

The registration fee is calculated in accordance with Rule 457(r) of the Securities Act and represents deferred payment of the registration fees in connection with the Registrant’s registration statement on Form S-3ASR (Registration No. 333-268665) paid with the filing of this prospectus supplement.